UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest events reported)   January 27, 2000
                                                         ----------------
                                                         January 26, 2000
                                                         ----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          New Mexico              Commission                  85-00019030
  ---------------------------     File Number 1-6986    ----------------------
 (State or Other Jurisdiction                 ------       (I.R.S. Employer
      of Incorporation)                                 Identification) Number)



        Alvarado Square, Albuquerque, New Mexico             87158
        ----------------------------------------             -----
        (Address of principal executive offices)           (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is the Company's press release announcing the new president and is being filed herewith as a current event.

PNM Names New President

(ALBUQUERQUE, NM) - PNM, Public Service Company of New Mexico, announced today that Jeffry E. Sterba is rejoining PNM as the company's president.

Sterba served as PNM's executive vice president and chief operating officer from 1997 until his departure at the end of 1998. In 1998, Sterba accepted a position as executive vice president at USEC, a global energy company headquartered in Bethesda, Maryland. During his 21-year tenure with PNM, he worked primarily in the company's power generation, transmission and retail and wholesale marketing areas.

Sterba will assume his new role at PNM on or before March 15. Ben Montoya, PNM's current chairman, president, and chief executive officer, will continue to serve as chairman and CEO. Upon Montoya's retirement, it is expected that Sterba will assume the role of chairman and CEO.

"Since coming to PNM six and one-half years ago, I've accomplished much of what I wanted to do," Montoya said. "Recently I've made it no secret that I will retire sometime in the next 18 months. The number one item on my to-do list for 2000 has been to find a successor and ensure that we have a smooth transition to the new leadership.

"The timing of Jeff's arrival is fortunate. He's re-joining us at a time when he can participate in several significant decisions that will be made this year regarding the formation of our holding company and the entire organization's transition to competition," Montoya added.

"I am very excited and honored," said Sterba. "PNM is facing some challenging times, but they are also times that are full of remarkable opportunities. And PNM has all the right stuff - terrific people and a great strategy - to make a successful transition to a competitive electric marketplace in New Mexico. I am looking forward to getting down to work on the issues facing the company and to returning with my family to New Mexico."

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market. Avistar, PNM's wholly-owned subsidiary, manages the City of Santa Fe's water system, and offers energy and water management services for other municipalities and for government and institutional clients. The company's stock is traded primarily on the NYSE under the symbol PNM.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ------------------------------------------
                                              (Registrant)


Date:  January 27, 2000                        /s/ John R. Loyack
                                   ------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)





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